Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-231347 and 333-236971) and Form S-3 (Nos. 333-239318, 333-249623 and 333-248198) of Milestone Pharmaceuticals Inc. of our report dated March 5, 2020 relating to the consolidated financial statements, which appears in Milestone Pharmaceuticals Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Montréal, Québec, Canada
October 23, 2020